UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 16, 2007

Arrowhead Research Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21898	46-0408024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, CA	91101
(Address of Principal Executive Offices)	(Zip Code)

(626) 304-3400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 16, 2007, Arrowhead Research Corporation (the “Company”) entered into Subscription Agreements in connection with a $16,469,800 million private placement (the “Private Offering”) of an aggregate of 2,849,446 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), at a per share purchase price of $5.78, and warrants to purchase up to an additional 712,362 shares of Common Stock (the “Warrants”), exercisable at $7.06 per share. The Shares and Warrants were offered and sold to institutional and accredited investors, as defined in the Securities Act of 1933, as amended. York Capital Management, an affiliate shareholder of the Company, participated in the offering. Global Crown Capital served as placement agent for the Private Offering and received a customary fee from the Company. The Offering is expected to close early in the week of May 21, 2007.

Each Warrant issued at the closing may be exercised any time six months and one day after the close of the offering and expires ten years after the close of the offering. The number of shares issuable upon exercise of each Warrant and the exercise price thereof is subject to adjustment from time to time in the event of stock subdivisions, stock splits and stock combinations. At any time on or after the first anniversary of the closing of the Private Offering, the Warrants can be redeemed at the Company’s option, in whole but not in part, at a redemption price equal to $0.001 per Warrant subject to the call in the event that the closing bid price of a share of Common Stock as traded on Nasdaq equals or exceeds $8.47 for 20 consecutive trading days ending not more than 15 days prior to the date of the redemption notice.

The Shares and Warrants were offered and sold only to institutional and accredited investors in reliance on Section 4(2) of the Securities Act of 1933, as amended. The Shares and Warrants sold in the private placement have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the Shares of common stock issued in the private placement and the shares of common stock issuable upon exercise of the Warrants.

A copy of the press release issued by the Company on May 18, 2007 announcing the Private Offering is attached hereto as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROWHEAD RESEARCH CORPORATION
May 18, 2007
	By:	/s/ Joseph T. Kingsley
	Name:	Joseph T. Kingsley
	Title:	President & Chief Financial Officer